UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2004

PERFICIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15169	74-2853258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas 78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (512) 531-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.              Changes in Registrant’s Certifying Accountant.

(a)           Previous Independent Accountants

(i)            On September 22, 2004, Perficient, Inc. dismissed Ernst & Young LLP as its independent accountants. The Registrant’s Audit Committee of the Board of Directors participated in, recommended and approved the decision to change independent accountants.

(ii)           The reports of Ernst & Young LLP on the consolidated financial statements for the past two fiscal years contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

(iii)          In connection with its audits for the two most recent fiscal years and through September 22, 2004, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv)          During the two most recent fiscal years and through September 22, 2004, there have been no events of the kind described in Regulation S-B, Item 304(a)(1)(iv).

(v)           The Registrant has requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 28, 2004, is filed as Exhibit 16.1 to this Form 8-K.

(b)           New Independent Accountants

The Registrant is currently engaged in the client acceptance process with a prospective independent accountant and expects to announce its engagement of a new independent accountant shortly.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)           Exhibits:

16.1                           Letter from Ernst & Young LLP dated September 28, 2004 to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

September 28, 2004	By:	/s/ Michael D. Hill
Michael D. Hill
Chief Financial Officer